Exhibit 10.8

BUZZFEED, INC.
EIGHTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

June 24, 2021

TABLE OF CONTENTS

Page

1.	Registration Rights		2
	1.1	Definitions	2
	1.2	Request for Registration	4
	1.3	Company Registration	5
	1.4	Form S-3 Registration	6
	1.5	Obligations of the Company	7
	1.6	Information from Holder	9
	1.7	Expenses of Registration	10
	1.8	Delay of Registration	10
	1.9	Indemnification	10
	1.10	Reports Under the 1934 Act	12
	1.11	Assignment of Registration Rights	13
	1.12	Limitations on Subsequent Registration Rights	13
	1.13	“Market Stand-Off” Agreement.	14
	1.14	Termination of Registration Rights	15

2.	Covenants of the Company		15
	2.1	Delivery of Financial Statements	15
	2.2	Inspection	16
	2.3	Termination of Information and Inspection Covenants	16
	2.4	Right of First Offer	16
	2.5	Investor Director Approval	18
	2.6	Observer Rights	18
	2.7	Committee Membership	19
	2.8	Board Expenses	19
	2.9	Successor Indemnification	19
	2.10	Key-Man Insurance	19
	2.11	Directors and Officers Insurance	19
	2.12	Employee Agreements	20
	2.13	Proprietary Information and Inventions Agreements	20
	2.14	Real Property Holding Company	20
	2.15	Termination of Certain Covenants	20
	2.16	DOJ/FCC Order	21
	2.17	Compliance with Anti-Corruption Laws	21
	2.18	Anti-Corruption Program	21

3.	Miscellaneous		21
	3.1	Successors and Assigns	21
	3.2	Governing Law	22
	3.3	Counterparts	22
	3.4	Titles and Subtitles	22

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3.5	Notices	22
3.6	Expenses	22
3.7	Entire Agreement; Amendments and Waivers	22
3.8	Severability	23
3.9	Aggregation of Stock	23
3.10	Acknowledgment of No Right of Participation or Notice

Schedule A:      Investors

Schedule B:       Common Holders

Schedule C:       Series A-1 Holders

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EIGHTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS EIGHTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (the “Agreement”) is made as of the 24th day of June 2021, by and among BuzzFeed, Inc., a Delaware corporation (the “Company”), and the investors listed on Schedule A hereto, each of which is herein referred to as an “Investor,” and the holders of shares of Class A Common Stock, par value $0.001 (the “Class A Common Stock”) and/or shares of Class B Common Stock, par value $0.001 (the “Class B Common Stock”) and/or shares of Class C Common Stock, par value $0.001 (the “Class C Common Stock” and, together with the Class A Common Stock and Class B Common Stock, the “Common Stock”) listed on Schedule B hereto, each of which is herein referred to as a “Common Holder,” and the holders of Series A-1 Preferred Stock of the Company (the “Series A-1 Preferred Stock”) listed on Schedule C hereto, each of which is herein referred to as a “Series A-1 Holder,” and, together with the Common Holders, the “Junior Holders.”

RECITALS

WHEREAS, certain of the Investors (the “Existing Investors”) hold shares of the Company’s Series A Preferred Stock (the “Series A Preferred Stock”), shares of the Company’s Series B Preferred Stock (the “Series B Preferred Stock”), shares of the Company’s Series C Preferred Stock (the “Series C Preferred Stock”), shares of the Company’s Series D Preferred Stock (the “Series D Preferred Stock”), shares of the Company’s Series E Preferred Stock (the “Series E Preferred Stock”), shares of the Company’s Series F Preferred Stock (the “Series F Preferred Stock”), shares of the Company’s Series G Preferred Stock (the “Series G Preferred Stock”) and/or shares of Common Stock issued upon conversion thereof and possess registration rights, information rights, rights of first offer and other rights pursuant to a Seventh Amended and Restated Investors’ Rights Agreement dated as of February 16, 2021 by and among the Company, the Junior Holders and such Existing Investors (the “Prior Agreement”);

WHEREAS, certain of the Junior Holders hold shares of Common Stock, and/or Series A-1 Preferred Stock and possess registration rights and other rights pursuant to the Prior Agreement;

WHEREAS, the Prior Agreement may be amended with the written consent of the Company and the holders of a majority of the Registrable Securities (as such term is defined in the Prior Agreement); and

WHEREAS, the Existing Investors holding a majority of the outstanding Registrable Securities (as such term is defined in the Prior Agreement) (the “Requisite Holders”), desire to terminate the Prior Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Prior Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Existing Investors representing the Requisite Holders and certain of the Junior Holders hereby agree that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement, and the parties hereto further agree as follows:

1.             Registration Rights. The Company covenants and agrees as follows:

1.1           Definitions. For purposes of this Agreement:

(a)            The term “Act” means the Securities Act of 1933, as amended.

(b)            The term “Board” means the Board of Directors of the Company.

(c)            The term “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(d)            The term “Holder” means any person owning or having the right to acquire Registrable Securities or SPAC Shares or any assignee thereof in accordance with Section 1.11 hereof; provided, however, that the Junior Holders shall not be deemed to be Holders for purposes of Sections 1.2, 1.4, 1.12 and 3.7.

(e)            The term “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock under the Act.

(f)             The term “Liquidation Event” shall have the meaning assigned to it in the Company’s Certificate of Incorporation (as amended from time to time).

(g)            The term “1934 Act” means the Securities Exchange Act of 1934, as amended.

(h)             The term “Preferred Stock” means the Company’s Series G-1 Preferred Stock (the “Series G-1 Preferred Stock”), the Series G Preferred Stock, the Series F-1 Preferred Stock (the “F-1 Preferred Stock), the Series F Preferred Stock, the Series E Preferred Stock, the Series D Preferred Stock, the Series C Preferred Stock, the Series B Preferred Stock, the Series A Preferred Stock and the Series A-1 Preferred Stock, as applicable.

(i)             The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(j)             The term “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Series G-1 Preferred Stock, (ii) the Common Stock issuable or issued upon conversion of the Series G Preferred Stock, (iii) the Common Stock issuable or issued upon conversion of the Series F-1 Preferred Stock, (iv) the Common Stock issuable or issued upon conversion of the Series F Preferred Stock, (v) the Common Stock issuable or issued upon conversion of the Series E Preferred Stock, (vi) the Common Stock issuable or issued upon conversion of the Series D Preferred Stock, (vii) the Common Stock issuable or issued upon conversion of the Series C Preferred Stock, (viii) the Common Stock issuable or issued upon conversion of the Series B Preferred Stock (ix) the Common Stock issuable or issued upon conversion of the Series A Preferred Stock, (x) the Common Stock issuable or issued upon conversion of the Series A-1 Preferred Stock; provided, however, that such shares of Common Stock shall not be deemed Registrable Securities for the purposes of Sections 1.2, 1.4, 1.12, 2.1, 2.2, 2.4 and 3.7, (xi) the Common Stock now or hereafter held by the Junior Holders; provided, however, that such shares of Common Stock shall not be deemed Registrable Securities for the purposes of Sections 1.2, 1.4, 1.12, 2.1, 2.2, 2.4 and 3.7 and (xii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x) and (xi) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned.

(k)            The number of shares of “Registrable Securities” outstanding shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

(l)             The term “Rule 144” shall mean Rule 144 under the Act.

(m)           The term “SEC” shall mean the Securities and Exchange Commission.

(n)            The term “SPAC Transaction” means a merger, acquisition or other business combination involving the Company and a publicly traded special purpose acquisition company or other similar entity (a “SPAC Acquiror”) that does not constitute a Liquidation Event.

(o)            The term “SPAC Shares” means any securities of SPAC Acquiror received upon an exchange or conversion of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock in connection with a SPAC Transaction.

(p)            The term “Voting Agreement” means that certain Seventh Amended and Restated Voting Agreement dated of even date herewith by and among the Company and certain of its stockholders.

(q)            The term “Investor Directors” means the directors elected by holders of the Series A Preferred Stock, voting as a separate class, the director elected by holders of the Series B Preferred Stock, voting as a separate class, the director elected by the holders of the Series C Preferred Stock, voting as a separate class, the director elected by the holders of the Series E Preferred Stock, voting as a separate class, the director elected by the holders of the Series F-1 Preferred Stock, voting as a separate class, and the director elected by the holders of the Series G-1 Preferred Stock, if any, voting as a separate class.

1.2           Request for Registration.

(a)            Subject to the conditions of this Section 1.2, if the Company shall receive at any time after six (6) months after the effective date of the Initial Offering, a written request from the Holders of fifty percent (50%) or more of the Registrable Securities then outstanding (for purposes of this Section 1.2, the “Initiating Holders”) that the Company file a registration statement under the Act covering the registration of Registrable Securities with an anticipated aggregate offering price of at least $30,000,000, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 1.2, use all commercially reasonable efforts to effect, as expeditiously as possible, the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company’s notice pursuant to this Section 1.2(a).

(b)            If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in Section 1.2(a). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to a majority in interest of the Initiating Holders). Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company that marketing factors require a limitation on the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities pro rata based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). In no event shall any Registrable Securities be excluded from such underwriting unless all other securities are first excluded. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c)            Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to this Section 1.2:

(i)             in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act; or

(ii)            after the Company has effected two (2) registrations pursuant to this Section 1.2, and such registrations have been declared or ordered effective; or

(iii)           during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of and ending on a date one hundred eighty (180) days following the effective date of a Company-initiated registration subject to Section 1.3 below; or

(iv)           if the Initiating Holders propose to dispose of Registrable Securities that may be registered on Form S-3 pursuant to Section 1.4 hereof; or

(v)            if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders, provided that such right shall be exercised by the Company not more than once in any twelve (12)-month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such one hundred twenty (120) day period.

1.3           Company Registration.

(a)            If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.3(c), use all commercially reasonable efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder requests to be registered.

(b)            Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.7 hereof.

(c)            Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Initiating Holders, subject to the reasonable approval of the Company (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with such underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering. In no event shall any Registrable Securities be excluded from such offering unless all other stockholders’ securities have been first excluded. In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be apportioned pro rata among the selling Holders based on the number of Registrable Securities held by all selling Holders or in such other proportions as shall mutually be agreed to by all such selling Holders. Notwithstanding the foregoing, in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the Initial Offering, in which case the selling Holders may be excluded if the underwriters make the determination described above and no other stockholder’s securities are included in such offering or (ii) any securities held by a Junior Holder be included in such offering if any Registrable Securities held by any Holder (and that such Holder has requested to be registered) are excluded from such offering. For purposes of the preceding sentence concerning apportionment, for any selling stockholder that is a Holder of Registrable Securities and that is a venture capital fund, partnership or corporation, the affiliated venture capital funds, partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.

1.4           Form S-3 Registration. In case the Company shall receive from the Holders of at least twenty-five percent (25%) of the Registrable Securities (for purposes of this Section 1.4, the “Initiating Holders”) a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

(a)            within ten (10) days after the date such request is given, give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b)            use all commercially reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company, provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this section 1.4:

(i)             if Form S-3 is not available for such offering by the Holders;

(ii)            if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $5,000,000;

(iii)            if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.4 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders, provided that such right shall be exercised by the Company not more than once in any twelve (12)-month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such one hundred twenty (120) day period;

(iv)            if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 1.4; or

(v)            in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c)            If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.4 and the Company shall include such information in the written notice referred to in Section 1.4(a). The provisions of Section 1.2(b) shall be applicable to such request (with the substitution of Section 1.4 for references to Section 1.2).

(d)            Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as requests for registration effected pursuant to Section 1.2.

1.5           Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)            prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed;

(b)            prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

(c)            furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d)            use all commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e)            in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

(f)            promptly notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any such Holder, the Company will, as soon as reasonably practicable, file and furnish to all such Holders a supplement or amendment to such prospectus (to the extent prepared by or on behalf of the Company) so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(g)            cause all such Registrable Securities registered pursuant to this Section 1 to be listed on a national exchange or trading system and on each securities exchange and trading system on which similar securities issued by the Company are then listed;

(h)            promptly make available for inspection by the selling Holder, any underwriter(s) participating in any disposition pursuant to such registration statement and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holder, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith; provided, however, that the Company shall not be required to disclose or cause to be disclosed any information it deems in good faith to be a trade secret or similar confidential information or information the disclosure of which may adversely affect the attorney-client privilege between the Company and its counsel;

(i)             provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(j)             notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(k)             after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statements or prospectus.

Notwithstanding the provisions of this Section 1, the Company shall be entitled to postpone or suspend, for a reasonable period of time, the filing, effectiveness or use of, or trading under, any registration statement if the Company shall determine that any such filing or the sale of any securities pursuant to such registration statement would in the good faith judgment of the Board:

(i)             materially impede, delay or interfere with any material pending or proposed financing, acquisition, corporate reorganization or other similar transaction involving the Company for which the Board has authorized negotiations;

(ii)             materially and adversely impair the consummation of any pending or proposed material offering or sale of any class of securities by the Company; or

(iii)            require disclosure of material nonpublic information that, if disclosed at such time, would be materially harmful to the interests of the Company and its stockholders; provided, however, that during any such period all executive officers and directors of the Company are also prohibited from selling securities of the Company (or any security of any of the Company’s subsidiaries or affiliates).

In the event of the suspension of effectiveness of any registration statement pursuant to this Section 1.5, the applicable time period during which such registration statement is to remain effective shall be extended by that number of days equal to the number of days the effectiveness of such registration statement was suspended.

1.6           Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.

1.7           Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2, 1.3 and 1.4, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 or Section 1.4 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless, in the case of a registration requested under Section 1.2, the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2 and provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2 and 1.4.

1.8           Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.9           Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

(a)            To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers, directors and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, any issuer information (as defined in Rule 433 of the Act) filed or required to be filed pursuant to Rule 433(d) under the Act, (ii) the omission or alleged omission to state in such registration statement a material fact required to be stated therein, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any federal or state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any federal or state securities laws, and the Company will reimburse each such Holder, underwriter, controlling person or other aforementioned person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling person or other aforementioned person; provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or underwriter or other aforementioned person, or any person controlling such Holder or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the most current prospectus was not sent or given by or on behalf of such Holder or underwriter or other aforementioned person to such person, if required by law to have been so delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

(b)            To the extent permitted by law, each selling Holder severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this subsection 1.9(b) for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and provided that in no event shall any indemnity under this subsection 1.9(b) exceed the net proceeds from the offering received by such Holder.

(c)            Promptly after receipt by an indemnified party under this Section 1.9 of written notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 1.9 to the extent of such prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

(d)            If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 1.9(b), shall exceed the net proceeds from the offering received by such Holder. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)            Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)            Unless otherwise superseded by an underlying agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1 and otherwise.

1.10         Reports Under the 1934 Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a)            make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the Initial Offering;

(b)            file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

(c)            furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to avail any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

1.11         Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (i) is a subsidiary, parent, partner, limited partner, retired partner or stockholder of a Holder, (ii) is a Holder’s family member or trust for the benefit of an individual Holder, or (iii) after such assignment or transfer, holds at least 1,000,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations or the like), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Section 1.13 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

1.12         Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include any of such securities in any registration filed under Section 1.2, Section 1.3 or Section 1.4 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included or (b) to demand registration of their securities.

1.13         “Market Stand-Off” Agreement.

(a)             Each Holder hereby agrees that it will not, without the prior written consent of (x) the managing underwriter, in the event of an Initial Offering, or (y) the SPAC Acquiror, in the event of a SPAC Transaction, during the period commencing on (a) in the case of an Initial Offering, the date of the final prospectus relating to the Initial Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days) or (b) in the case of a SPAC Transaction, the period commencing upon the consummation of a SPAC Transaction and ending on the date that is one hundred eighty (180) days after such consummation, subject to any earlier release provisions to be agreed to by the Company and the SPAC Acquiror in the SPAC Transaction, (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or any SPAC Shares, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock or SPAC Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock, SPAC Shares, or other securities, in cash or otherwise. The foregoing provisions of this Section 1.13 shall apply only to the Initial Offering or SPAC Transaction, and, in the case of an Initial Offering, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement and, in the event of either an Initial Offering or a SPAC Transaction, shall only be applicable to the Holders if all officers, directors and greater than one percent (1%) stockholders of the Company enter into similar agreements. The underwriters in connection with the Initial Offering and the SPAC Acquiror in the SPAC Transaction, as applicable, are intended third-party beneficiaries of this Section 1.13 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the Initial Offering or the SPAC Acquiror in the SPAC Transaction, as applicable, that are consistent with this Section 1.13 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of this Section 1.13 (as set forth herein and in any such agreements) by the Company or the underwriters in the Initial Offering or the SPAC Acquiror in the SPAC Transaction, as applicable, shall apply to all Holders pro rata based on the number of shares subject to such agreements. Notwithstanding anything in this Section 1.13 to the contrary, the foregoing obligations shall not restrict any Holder (i) that is a corporation, limited liability company, partnership, trust or other entity, from transferring shares of Common Stock or SPAC Shares, as applicable, to its stockholders, members, partners or trust beneficiaries as part of a distribution, or to any corporation, partnership or other entity that is its affiliate or (ii) from transferring shares of Common Stock or SPAC Shares, as applicable, acquired in open market transactions after the completion of the Initial Offering or SPAC Transaction.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

(b)            Each Holder agrees that a legend reading substantially as follows shall be placed on all certificates representing all Registrable Securities of each Holder (and the shares or securities of every other person subject to the restriction contained in this Section 1.13):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF UP TO 180 DAYS AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

1.14         Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 (i) after five (5) years following the consummation of the Initial Offering, (ii) as to any Holder, such earlier time after the Initial Offering at which such Holder can sell all shares held by it in any three (3)-month period without registration in compliance with Rule 144 or (iii) after the consummation of a Liquidation Event or SPAC Transaction.

2.             Covenants of the Company.

2.1           Delivery of Financial Statements. The Company shall, upon request, deliver to each Investor (or transferee of an Investor) that holds at least 1,000,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations or the like) (a “Major Investor”):

(a)            as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholders’ equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by independent public accountants of nationally recognized standing selected by the Company unless the Board determines that an audit is not required;

(b)            as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited income statement, statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter prepared in accordance with GAAP;

(c)            within thirty (30) days of the end of each month, an unaudited income statement, statement of cash flows, balance sheet and statement of stockholders’ equity for and as of the end of such month, in reasonable detail prepared in accordance with GAAP;

(d)            as soon as practicable, but in any event, thirty (30) days before the end of each fiscal year, budget and business plan for the next fiscal year (collectively the “Budget”), approved by the Board and prepared on a monthly basis, including balance sheets, income statements and statements of cash flow for such months;

(e)            with respect to the financial statements called for in this Section 2.1, an instrument executed by the Chief Financial Officer and Chief Executive Officer of the Company certifying that the financial statements were prepared in accordance with GAAP, consistently applied, with prior practice for earlier periods, and fairly present the financial condition of the Company and the results of operation for the period specified therein; and

(f)            such other information relating to the financial condition, business or corporate affairs of the Company as the Major Investor may from time to time reasonably request (including, without limitation, in the case of NBCU, to enable NBCU to determine compliance with relevant Anti-Corruption Laws), provided, however, that the Company shall not be obligated under this subsection (f) or any other subsection of Section 2.1 to provide information that it deems in good faith to be a trade secret or similar confidential information.

Unless otherwise approved by the Board, including the affirmative vote or written consent of a majority of the Investor Directors then in office, the financial statements delivered pursuant to this Section 2.1 will include all subsidiaries of the Company on a consolidated basis.

2.2           Inspection. The Company shall permit each Major Investor, at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Major Investor (including, without limitation, in the case of NBCU, to enable NBCU to determine compliance with relevant Anti-Corruption Laws); provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information that it reasonably considers to be a trade secret or similar confidential information.

2.3           Termination of Information and Inspection Covenants. The covenants set forth in Sections 2.1 and 2.2 shall terminate and be of no further force or effect upon the earliest to occur of (i) the consummation of an Initial Offering, (ii) when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur, or (iii) the consummation of a Liquidation Event or SPAC Transaction.

2.4           Right of First Offer. Subject to the terms and conditions specified in this Section 2.4, the Company hereby grants to each Major Investor a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2.4, the term “Major Investor” includes any general partners and affiliates of a Major Investor. A Major Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate.

Each time the Company proposes to offer any shares of, or securities convertible into or exchangeable or exercisable for any shares of, its capital stock (“Shares”), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:

(a)            The Company shall deliver a written notice in accordance with Section 3.5 (“Notice”) to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered and (iii) the price and terms upon which it proposes to offer such Shares.

(b)           By written notification received by the Company within twenty (20) calendar days after the giving of Notice, each Major Investor may elect to purchase, at the price and on the terms specified in the Notice, up to that portion of such Shares that equals the proportion that the number of shares of Common Stock that are Registrable Securities issued and held by such Major Investor (assuming full conversion and exercise of all convertible and exercisable securities then outstanding) bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and exercise of all convertible and exercisable securities then outstanding). At the expiration of such twenty (20) calendar day period, the Company shall promptly notify each Major Investor that elects to purchase all the shares available to it (a “Fully-Exercising Investor”) of any other Major Investor’s failure to do likewise. During the ten (10) calendar day period commencing after the Company has given such notice to the Fully-Exercising Investors, each Fully-Exercising Investor may elect to purchase that portion of the Shares for which Major Investors were entitled to subscribe, but which were not subscribed for by the Major Investors, that is equal to the proportion that the number of shares of Registrable Securities issued and held by such Fully-Exercising Investor bears to the total number of Registrable Securities held by all Fully-Exercising Investors desiring to purchase such unsubscribed Shares.

(c)            If all Shares that Major Investors are entitled to obtain pursuant to subsection 2.4(b) are not elected to be obtained as provided in subsection 2.4(b) hereof, the Company may, during the ninety (90) day period following the expiration of the ten (10) calendar day period provided in subsection 2.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than that, and upon terms no more favorable to the offeree than those, specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within forty-five (45) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

(d)            The right of first offer in this Section 2.4 shall not be applicable to the issuance or deemed issuance of Exempted Securities (as defined in the Company’s Certificate of Incorporation (as amended from time to time)). In addition to the foregoing, the right of first offer in this Section 2.4 shall not be applicable with respect to any Major Investor in any subsequent offering of Shares if (x) at the time of such offering, the Major Investor is not an “accredited investor,” as that term is then defined in Rule 501(a) of the Act and (y) such offering of Shares is otherwise being offered only to accredited investors.

(e)            The rights provided in this Section 2.4 may not be assigned or transferred by any Major Investor; provided, however, that a Major Investor that is a venture capital fund may assign or transfer such rights to an affiliated venture capital fund.

(f)             The covenants set forth in this Section 2.4 shall terminate and be of no further force or effect upon the earliest to occur of (i) the consummation of an Initial Offering, (ii) when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur, or (iii) the consummation of a Liquidation Event or SPAC Transaction.

2.5           Investor Director Approval. So long the holders of Series A Preferred Stock (voting as a separate class) are entitled to elect one or more directors, the holders of Series B Preferred Stock (voting as a separate class) are entitled to elect a director, the holders of Series C Preferred Stock (voting as a separate class) are entitled to elect a director, the holders of Series E Preferred Stock (voting as a separate class) are entitled to elect a director, the holders of Series F-1 Preferred Stock (voting as a separate class) are entitled to elect a director, or the holders of Series G-1 Preferred Stock (voting as a separate class) are entitled to elect a director, the Company hereby covenants and agrees with each of the Holders that it shall not, without approval of the Board, which approval shall include the affirmative vote or written consent of a majority of the Investor Directors then in office:

(a)            enter into any transaction with any director or officer of the Company or any “associate” (as defined in Rule 12b-2 promulgated under the 1934 Act) of any such person, except for transactions contemplated by this Agreement, the Class C Agreement, and transactions made in the ordinary course of business and pursuant to reasonable requirements of the Company’s business and upon fair and reasonable terms that are approved by the Board;

(b)            incur or guarantee, directly or indirectly, or permit any subsidiary to guarantee, directly or indirectly, any indebtedness of the Company, except for trade accounts of the Company or any subsidiary arising in the ordinary course of business, in excess of $1,000,000, or acquire any asset with a value in excess of $1,000,000;

(c)            hire, terminate or change the compensation of the executive officers, including approving any option grants or stock awards to executive officers;

(d)            materially alter the Company’s business plan as provided to the Major Investors; or

(e)            grant any options under the Company’s 2008 Stock Plan, as amended.

2.6           Observer Rights. At all times prior to the Series F-1 Conversion (as defined in the Voting Agreement) and for so long as NBCUniversal Media, LLC (“NBCU”) and its affiliates collectively own not less than 2,000,000 shares of Series F Preferred Stock and/or Series F-1 Preferred Stock (or an equivalent amount of Common Stock issued upon conversion thereof) (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), the Company shall invite a representative of NBCU to attend all meetings of its Board in a nonvoting observer capacity. Following the six (6) month anniversary of the date hereof, for so long as (a) the Series G-1 Conversion (as defined in the Voting Agreement) has not occurred, (b) NBCU and its affiliates collectively own not less than 2,000,000 shares of Series G Preferred Stock and/or Series G-1 Preferred Stock (or an equivalent amount of Common Stock issued upon conversion thereof) (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like) and (c) the Board consists of more than six (6) directors, the Company shall invite a second representative of NBCU to attend all meetings of its Board in a nonvoting observer capacity. The Company shall deliver to such representative(s) copies of all notices, minutes, consents and other materials that it provides to its directors; provided, that such representative(s) shall agree to hold in confidence and trust and not to use for any purpose other than to monitor its investment, all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative(s) from any meeting or portion thereof to the extent access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or could result in a conflict of interest. Notwithstanding the foregoing, if at any time after the Series F-1 Conversion and/or Series G-1 Conversion, any other stockholder of the Company shall have the right to designate both a director and an observer to the Board, then NBCU’s right to designate one or two observers, as the case may be, pursuant to this Section 2.6 shall continue in effect notwithstanding that the F-1 Conversion and/or Series G-1 Conversion has occurred.

2.7           Committee Membership. As long as RRE Ventures IV, L.P. (“RRE Ventures”) owns not less than 500,000 shares of Series B Preferred Stock (or an equivalent amount of Common Stock issued upon conversion thereof) (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), the director nominated by RRE Ventures shall have the right, but not the obligation to serve on each committee of the Board. As long as New Enterprise Associates 13, Limited Partnership (“NEA”), owns not less than 500,000 shares of Preferred Stock (or an equivalent amount of Common Stock issued upon conversion thereof) (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), the director nominated by NEA shall have the right, but not the obligation to serve on each committee of the Board. As long as Andreessen Horowitz Fund IV, L.P. and AH Parallel Fund IV, L.P. (collectively, “Andreessen”) own not less than 500,000 shares of Preferred Stock (or an equivalent amount of Common Stock issued upon conversion thereof) (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), the director nominated by Andreessen shall have the right, but not the obligation to serve on each committee of the Board. As long as NBCU and its affiliates collectively own not less than 1,000,000 shares of Series F Preferred Stock, Series F-1 Preferred Stock, Series G Preferred Stock and/or Series G-1 Preferred Stock (or an equivalent amount of Common Stock issued upon conversion thereof) (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), the director(s) nominated by NBCU shall have the right, but not the obligation to serve on any executive committee of the Board but shall not have the right to serve on any compensation committee, nomination and governance committee, and/or special committee created to evaluate any potential transaction.

2.8           Board Expenses. The Company shall reimburse the directors for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board.

2.9           Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other entity and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its Certificate of Incorporation or elsewhere, as the case may be.

2.10         Key-Man Insurance. The Company has as of the date hereof or shall within 90 days of the date hereof obtain from financially sound and reputable insurers term life insurance on the life of Jonah Peretti in an amount approved by the Board of Directors, and Jonah Peretti hereby agrees to fully cooperate in obtaining such policy. Such policy shall name the Company as loss payee and shall not be cancelable by the Company without prior approval of the Board of Directors.

2.11         Directors and Officers Insurance. The Company has as of the date hereof or shall within 90 days of the date hereof obtain from financially sound and reputable insurers directors and officers insurance, if available on commercially reasonable terms, in an amount of at least $3,000,000 and otherwise on terms satisfactory to the Board. The Company shall use commercially reasonable efforts to cause such insurance to be maintained until such time as the Board determines that such insurance should be discontinued; provided that such determination shall include the affirmative vote or written consent of an Investor Director then in office.

2.12         Employee Agreements. Unless approved by the Board, which approval shall include the affirmative vote or written consent of a majority of the Investor Directors then in office, all future employees, directors, consultants or other service providers of the Company who shall purchase, or receive options to purchase, shares of the Common Stock following the date hereof shall be required to execute stock purchase or option agreements providing for (i) vesting of shares over a four-year period with the first 25% of such shares vesting following twelve (12) months of continued employment or services (a) from the start date of such employment or services in the case of grants to new service providers, or (b) from the date of grant in the case of grants to service providers who have provided continued employment or other service for more than twelve (12) months before the grant, and in each case, the remaining shares vesting in equal monthly installments over the following 36 months thereafter and (ii) acceleration of vesting, if any, only after termination of such employee without cause or resignation of such employee with good reason, in each case within one year after a Liquidation Event.

2.13         Proprietary Information and Inventions Agreements. The Company shall require all employees and consultants to execute and deliver a Proprietary Information and Inventions Agreement in substantially the form approved by the Board.

2.14         Real Property Holding Company. The Company shall provide a prompt notice to NEA, and a prompt notice to Andreessen, following any “determination date” (as defined in Treasury Regulation Section 1.897-2(c)(1)) on which the Company becomes a United States real property holding corporation. In addition, upon a written request by NEA or Andreessen (as applicable, the “Requesting Investor”), the Company shall provide the Requesting Investor, with a written statement informing the Requesting Investor whether its interest in the Company constitutes a United States real property interest. The Company’s determination shall comply with the requirements of Treasury Regulation Section 1.897-2(h)(1) or any successor regulation, and the Company shall provide timely notice to the Internal Revenue Service, in accordance with and to the extent required by Treasury Regulation Section 1.897-2(h)(2) or any successor regulation, that such statement has been made. The Company’s written statement to the Requesting Investor shall be delivered to the Requesting Investor within 10 days of the Requesting Investor’s written request therefor. The Company’s obligation to furnish such written statement shall continue notwithstanding the fact that a class of the Company’s stock may be regularly traded on an established securities market or the fact that there is no preferred stock then outstanding.

2.15         Termination of Certain Covenants. The covenants set forth in Sections 2.5, 2.6, 2.7, 2.8, 2.10, 2.11, 2.12, 2.13 and 2.14 shall terminate and be of no further force or effect upon the consummation of (i) the Initial Offering or (ii) a Liquidation Event or SPAC Transaction.

2.16         DOJ/FCC Order. The Company acknowledges that it has received and reviewed that certain Memorandum Opinion and Order of the Federal Communications Commission (In the Matter of Applications of Comcast Corporation, General Electric Company and NBC Universal, Inc.) as adopted on January 18, 2011 (the “FCC Order”) and that certain Stipulation and Order of the United States District Court for the District of Columbia with respect to the January 18, 2011 Proposed Final Judgment of the Department of Justice and Certain States in the matter United States of America, et al., as Plaintiffs, v. Comcast Corporation, et al., as Defendants (the “DOJ Order”), has had the opportunity to discuss the FCC Order and the DOJ Order with counsel, and understands that the FCC Order and/or the DOJ Order may subject the Company and its business to certain conditions or requirements as set forth below. The Company shall comply with any and all conditions or requirements set forth in the FCC Order that may apply to it if the Company becomes an Affiliate (as defined in the FCC Order) of Comcast Corporation or NBCU and to the extent it is or becomes a “provider of Video Programming” within the meaning of the FCC Order and acknowledges that it shall be subject to and comply with any and all conditions or requirements set forth in the DOJ Order if Comcast or one of its Affiliates owns a 25% or greater interest or otherwise controls the Company. NBCU shall reasonably assist the Company, at NBCU’s cost, in complying with the FCC Order and/or DOJ Order (not including any internal Company expenses). The Company will deliver information pursuant to this Paragraph 2.16 (the “Company Compliance Information”) to the compliance divisions of Comcast Corporation or NBCU only, and NBCU acknowledges and agrees that any Company Compliance Information will be used solely for the purpose of compliance with the FCC Order and/or DOJ Order, and will not be shared with any business unit or division of Comcast Corporation or NBCU. In addition, NBCU intends to aggregate the Company Compliance Information with other information provided by NBCU digital properties in compliance with the FCC Order and/or DOJ Order.

2.17         Compliance with Anti-Corruption Laws. The Company shall, and shall ensure that its affiliates and its and their officers, directors, employees and agents shall, comply with all applicable anti-corruption laws, including the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act and anti-corruption laws in any other applicable jurisdiction (“Anti-Corruption Laws”).

2.18         Anti-Corruption Program. The Company shall establish and maintain an anti-corruption program pursuant to which the Company and its subsidiaries shall have appropriate systems, safeguards, policies, procedures and training, in each case equivalent to or no less comprehensive and restrictive than those contained in the Model Anti-Corruption Policy, a copy of which has been provided to the Company, sufficient to provide reasonable assurances that the Company and its subsidiaries, their respective directors, officers, employees and agents and any other person acting on their behalf act in compliance with Anti-Corruption Laws.

3.             Miscellaneous.

3.1           Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.2           Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware, without regard to its principles of conflicts of laws.

3.3           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

3.4           Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.5           Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by electronic mail (unless the sender receives a message indicating failure to deliver or similar error message) or facsimile (with confirmation of transmission) if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 3.5).

3.6           Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

3.7           Entire Agreement; Amendments and Waivers; Termination. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities; provided, however, that (a) in the event that such amendment or waiver adversely affects the obligations or rights of the Junior Holders in a different manner than the other Holders, such amendment or waiver shall also require the written consent of the holders of a majority in interest of the Junior Holders and (b) in the event that such amendment or waiver adversely affects the obligations or rights of an Investor in a different manner than the other Investors by its terms, without reference to the number of shares owned by such Investor, such amendment or waiver shall also require the written consent of such Investor. Notwithstanding anything herein to the contrary, (a) the right of each Major Investor under Section 2.4 may not be waived on its behalf without its consent unless (i) no other Major Investor is purchasing securities in such transaction or (ii) each Major Investor is offered the right to purchase its pro rata share of the securities offered to the Major Investors in such transaction, (b) no amendment or waiver of any right of an Investor set forth in Section 2.6 or 2.7 may be affected without the prior written consent of such Investor and (c) no amendment or waiver of Sections 2.16, 2.17 or 2.18 may be affected without the prior written consent of NBCU. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities, each future holder of all such Registrable Securities, and the Company. The Prior Agreement is hereby amended and restated in its entirety and shall be of no further force or effect. This Agreement shall automatically terminate, without notice or other action by any party hereto upon the consummation of any SPAC Transaction. Notwithstanding the foregoing or anything to the contrary in this Agreement, Section 1.13 (“Market Standoff Agreement”) and, solely to the extent related to Section 1.13, Section 3 (“Miscellaneous”) shall survive the termination of this Agreement pursuant to the foregoing sentence for a period of 180 days.

3.8           Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

3.9           Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities (including affiliated venture capital funds) or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Eighth Amended and Restated Investors’ Rights Agreement as of the date first above written.

COMPANY:

BUZZFEED, INC.

By:	/s/ Jonah Peretti
Name: Jonah Peretti
Title: Chief Executive Officer

Signature Page to BuzzFeed, Inc.

Eighth Amended and Restated Investors' Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Eighth Amended and Restated Investors’ Rights Agreement as of the date first above written.

COMMON HOLDERS AND SERIES A-1 HOLDERS:

/s/ Jonah Peretti
Jonah Peretti

JONAH PERETTI, LLC

By:	/s/ Jonah Peretti
Name Jonah Peretti
Title: Authorized Person

Signature Page to BuzzFeed, Inc.

Eighth Amended and Restated Investors' Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Eighth Amended and Restated Investors’ Rights Agreement as of the date first above written.

COMMON HOLDERS AND SERIES A-1 HOLDERS:

/s/ John Johnson III
John Johnson III

JOHNSON BF, LLC

By:	/s/ John Johnson III
Name John Johnson III
Title: Owner

Signature Page to BuzzFeed, Inc.

Eighth Amended and Restated Investors' Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Eighth Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

ANDREESSEN HOROWITZ FUND IV, L.P.
for itself and as nominee for
Andreessen Horowitz Fund IV-A, L.P.,
Andreessen Horowitz Fund IV-B, L.P. and
Andreessen Horowitz Fund IV-Q, L.P.

By:	AH Equity Partners IV, L.L.C.
Its general partner

By:	/s/ Scott Kupor
Name: Scott Kupor
Title: COO

AH PARALLEL FUND IV, L.P.
for itself and as nominee for
AH Parallel Fund IV-A, L.P.,
AH Parallel Fund IV-B, L.P. and
AH Parallel Fund IV-Q, L.P.

By:	AH Equity Partners IV (Parallel), L.L.C.
Its general partner

By:	/s/ Scott Kupor
Name: Scott Kupor
Title: COO

Signature Page to BuzzFeed, Inc.

Eighth Amended and Restated Investors' Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Eighth Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

SOFTBANK CAPITAL TECHNOLOGY FUND III L.P.

BY: SB CAPITAL III LP
ITS: GENERAL PARTNER

BY: SB CAPITAL MANAGERS III LLC
ITS: GENERAL PARTNER

By:	/s/ Steven J. Murray
Name: Steven J. Murray
Title: Managing Member

SOFTBANK CAPITAL TECHNOLOGY NEW YORK FUND L.P.

BY: SB CAPITAL MANAGERS NEW YORK LLC
ITS: GENERAL PARTNER

By:	/s/ Jordan Levy
Name: Jordan Levy
Title: Manager

Signature Page to BuzzFeed, Inc.

Eighth Amended and Restated Investors' Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Eighth Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

HEARST COMMUNICATIONS, INC.

By:	/s/ Scott English
Name: Scott English
Title: Senior Managing Director

Signature Page to BuzzFeed, Inc.

Eighth Amended and Restated Investors' Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Eighth Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

GENERAL ATLANTIC BF, L.P.

By: General Atlantic (SPV) GP, LLC
Its: General Partner

By: General Atlantic LLC
Its: Sole Member

By:	/s/ Christopher G. Lanning
Name: Christopher G. Lanning
Title: Managing Director

Signature Page to BuzzFeed, Inc.

Eighth Amended and Restated Investors' Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Eighth Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

NBCUNIVERSAL MEDIA, LLC

By:	/s/ Anand Kini
Name: Anand Kini
Title: Chief Financial Officer

Signature Page to BuzzFeed, Inc.

Eighth Amended and Restated Investors' Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Eighth Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

NEW ENTERPRISE ASSOCIATES 13, LIMITED PARTNERSHIP

By: General Atlantic (SPV) GP, LLC
Its: General Partner

By: General Atlantic LLC
Its: Sole Member

By:	/s/ Louis S. Citron
Name: Louis S. Citron
Title: Chief Legal Officer

Signature Page to BuzzFeed, Inc.

Eighth Amended and Restated Investors' Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Eighth Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

RRE VENTURES IV, LP

By:	/s/ Will Porteous
Name: Will Porteous
Title: General Partner and COO

RRE LEADERS FUND LP

By:	/s/ Will Porteous
Name: Will Porteous
Title: General Partner and COO

Signature Page to BuzzFeed, Inc.

Eighth Amended and Restated Investors' Rights Agreement

Schedule A

Investors

SOFTBANK Capital Technology Fund III L.P.

SOFTBANK Capital Technology New York Fund L.P.

Hearst Communications, Inc.

Jonah Peretti

Johnson BF, LLC

RRE Ventures IV, L.P.

SV Angel II-Q, L.P.

Founder Collective, L.P.

Founder Collective Entrepreneurs’ Fund, LLC

New Enterprise Associates 13, Limited Partnership

Lerer Investments, LLC

Lerer Ventures II, LP

Lazerow Ventures LLC

Mike and Kathryn Lazerow

Andreessen Horowitz Fund IV, L.P., as nominee

AH Parallel Fund IV, L.P., as nominee

NBCUniversal Media, LLC

Schedule B

Common Holders

Jonah Peretti

John Johnson III

General Atlantic BF, L.P.

Verizon Ventures LLC

Schedule C

Series A-1 Holders

Jonah Peretti

Johnson BF, LLC

Lerer Investments, LLC

General Atlantic BF, L.P.